UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of Compensatory Arrangements for Certain Officers.

At a meeting held on July 16, 2010, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the “Company”), took the following actions:

Executive Officer Salaries.  The following table sets forth the fiscal 2011 annual salaries established by the Compensation Committee for the Company’s three executive officers and compares those salaries to their respective salaries in fiscal 2010:

Name of Officer	Position	Fiscal 2010 Salary		Fiscal 2011 Salary
Michael J. McConnell	Chief Executive Officer	$215,000	(1)	$215,000	(2)
David G. Hall	President	$300,000	(3)	$450,000	(3)
Joseph J. Wallace	Chief Financial Officer	$220,000		$235,000

(1)	Consists of an annual salary of $180,000 and directors fees of $35,000 for Mr. McConnell’s service on the Board of Directors in fiscal 2010.

(2)	This is Mr. McConnell’s base annual salary for fiscal 2011, as he will not receive any director’s fees in fiscal 2011.

(3)
In fiscal 2010, Mr. Hall’s annual salary was $300,000, but he also participated in a performance-based equity compensation plan established for the Company’s executive officers.  It is expected that, in fiscal 2011, Mr. Hall’s compensation will consist solely of his annual salary.

CFO Bonus Award for Fiscal 2010.  The Compensation Committee awarded Mr. Wallace a discretionary cash bonus of $30,000 for his service and based on his performance as the Company’s Chief Financial Officer in fiscal 2010.

Equity Incentive Grants.  The Compensation Committee awarded 30,000 and 20,000 restricted shares to Messrs. McConnell and Wallace, respectively, pursuant to the Company’s 2006 Equity Incentive Plan.  Those restricted shares are subject to certain risks of forfeiture, which are summarized below.

Service-Contingent Shares.  If an Executive Officer does not remain in the continuous service of the Company until at least June 30, 2011, all of his restricted shares will be forfeited.  If, on the other hand, he remains in the service of the Company until at least June 30, 2011, then, 25% of his restricted shares will vest (that is, cease to be subject to the risk of forfeiture), and another 25% of his restricted shares will vest if he remains in the service of the Company until June 30,2012.

Performance Contingent Shares.  The remaining 50% of restricted shares (the “Performance-Contingent Shares”) are subject to forfeiture in their entirety, if the Company does not achieve a financial performance goal, measured on the basis of the Company’s fiscal 2011 operating income.  If, on the other hand, that financial performance goal is achieved, then, (i) one half of the Executive Officer’s Performance-Contingent Shares will become vested if he is still in the Company’s service on June 30, 2011, (ii) another 25% of his Performance-Contingent Shares will become vested on June 30, 2012, if the Executive Officer is in still in the Company’s service as of that date, and (iii) the final 25% of the Performance-Contingent Shares will vest on June 30, 2013, provided that he is still in the Company’s service on such date.

The foregoing summary does not contain all of the terms of the above-described restricted stock awards and that summary is qualified in its entirety by reference to the Form of Restricted Stock Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01                      Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Form of Restricted Stock Agreement for the July 16, 2010 Restricted Stock Awards

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: July 22, 2010	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Agreement for the July 16, 2010 Restricted Stock Awards

 E-1